Exhibit 99.1

Media Contacts	Investor Contact
Anita Liskey, 312 .466.4613	John Peschier, 312.930.8491
William Parke, 312.930.3467	CME-E
news@cmegroup.com
http://cmegroup.mediaroom.com

FOR IMMEDIATE RELEASE

CME Group Inc. Reports Solid Third-Quarter 2009 Financial Results

•	GAAP diluted EPS of $3.04

•	Pro Forma diluted EPS of $3.35

•	GAAP operating margin of 62 percent

•	Pro forma operating margin of 63 percent

CHICAGO, October 29, 2009 – CME Group Inc. (NASDAQ: CME) today reported that third-quarter GAAP total revenues were $650 million, and GAAP operating income was $401 million from the third quarter of 2008. Third-quarter net income on a GAAP basis was $202 million and diluted earnings per share on a GAAP basis were $3.04.

The 2009 GAAP results reflect the operations of Chicago Mercantile Exchange (CME), Board of Trade of the City of Chicago (CBOT), and New York Mercantile Exchange (NYMEX) and include reductions in net income of $21 million, consisting of an impairment charge on our investment in IMAREX of $19 million and merger-related items of $2 million. The charge for IMAREX, a Norwegian-based freight and energy exchange and interdealer broker, was due to a decline in IMAREX fair value relative to the fair value established at the time of CME Group’s acquisition of NYMEX in August 2008. The 2008 GAAP results reflect the operations of both CME and CBOT, as well as the results of NYMEX after August 22, 2008, when the acquisition closed.

Third-quarter pro forma non-GAAP diluted earnings per share were $3.35, down 19 percent compared with the prior-year period. All pro forma results reflect the operations of both CME Group and NYMEX as if they were combined for all periods reported, and third-quarter 2009 pro forma non-GAAP results exclude the impairment charge and merger-related items mentioned above. Total pro forma revenues decreased 17 percent from the prior year to $650 million and increased $2.6 million from second-quarter 2009 revenues. Pro forma operating expenses decreased 10 percent to $244 million, compared with the same period last year. Third-quarter pro forma operating income was $407 million, a decrease of 21 percent from $515 million for the year-ago period.

The company’s significant focus on expense management during ongoing challenging market conditions helped drive a strong pro forma operating margin of 63 percent, in line with second-quarter 2009 operating margin, and down from 65 percent from the same period a year ago. Operating margin is defined as operating income as a percentage of total revenues. Third-quarter 2009 pro forma net income decreased 20 percent to $223 million, compared with third-quarter 2008.

All references to volume and rate per contract information in the text of this document exclude our non-traditional TRAKRS products, for which CME Group receives significantly lower clearing fees than other CME Group products, Swapstream, and HuRLO products.

Pro forma measures do not replace and are not a substitute for GAAP financial results. They are provided to improve overall understanding of current financial performance and to provide a meaningful comparison with prior periods. A full reconciliation of third-quarter and first-nine-months 2009 pro forma results to GAAP results is included with the attached financial statements.

“Building on solid third-quarter results, October has been a strong volume month, particularly in foreign exchange and energy,” said CME Group Executive Chairman Terry Duffy. “As the economy continues to stabilize, there is room for further organic growth in our core business. At the same time, we are actively working to ensure that the benefits our business model brings to the financial system are communicated to the legislators and regulators who are charged with regulatory reform.”

“As part of our global growth strategy, we have continued to invest in enhancing our global marketing and sales staff and expanding our CME ClearPort OTC clearing services across all asset classes,” said CME Chief Executive Officer Craig Donohue. “During the quarter we also announced a partnership with Bursa Malaysia to extend our ability to deliver products and services to Asian customers. The strength of our core business and our capacity to deliver high quality, cleared-only offerings, coupled with strategic partnerships around the globe, such as Bursa Malaysia and BM&F Bovespa, position CME Group to compete effectively where, when, and how our customers want.”

CME Group Inc. Third-Quarter 2009 Results

Financial Highlights:

GAAP

($s in millions, except per share)	Q3 FY09	Q3 FY08	Y/Y	YTD FY09	YTD FY08	Y/Y
Revenues	$650	$681	-4%	$1,945	$1,869	4%
Expenses	$249	$260	-4%	$759	$705	8%
Operating Income	$401	$421	-5%	$1,187	$1,164	2%
Operating Margin %	61.7%	61.8%		61.0%	62.3%
Net Income	$202	$169	20%	$623	$653	-5%
Diluted EPS	$3.04	$2.81	8%	$9.37	$11.61	-19%

Pro Forma Non-GAAP

($s in millions, except per share)	Q3 FY09	Q3 FY08	Y/Y	YTD FY09	YTD FY08	Y/Y
Revenues	$650	$787	-17%	$1,945	$2,360	-18%
Expenses	$244	$272	-10%	$739	$827	-11%
Operating Income	$407	$515	-21%	$1,206	$1,532	-21%
Operating Margin %	62.5%	65.5%		62.0%	64.9%
Net Income	$223	$278	-20%	$660	$844	-22%
Diluted EPS	$3.35	$4.13	-19%	$9.92	$12.59	-21%

NOTE: See the CME Group Inc. Reconciliation of GAAP to Pro Forma Non-GAAP Measures for detail related to the adjustments made to reach the pro forma results.

2

Third-quarter 2009 average daily volume was 10.1 million contracts, down 23 percent compared with third-quarter 2008. Pro forma clearing and transaction fee revenue was $541 million, down from $665 million in third-quarter 2008, but up one percent from second-quarter 2009. The total pro forma average rate per contract for CME Group increased six percent from third-quarter 2008 to 83 cents, and increased one percent compared with 82 cents in second-quarter 2009. Quotation data fees were down 11 percent to $81 million in the third quarter due primarily to a decrease in screen counts associated with cost-cutting initiatives at customer firms.

Third-quarter 2009 pro forma non-operating expense was $26 million, driven primarily by interest expense and borrowing costs of $32 million related to the NYMEX acquisition, which was partially offset by $8 million of investment income. Additionally, the third-quarter 2009 effective tax rate was 41.4 percent, down from 43.3 percent in third-quarter 2008.

As of September 30, the company had $298 million of cash and marketable securities and $2.5 billion of debt. During the quarter, the company paid down approximately $450 million of debt.

CME Group will hold a conference call to discuss third-quarter 2009 results at 8:30 a.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com. An archived recording will be available for up to two months after the call.

CME Group (www.cmegroup.com) is the world’s largest and most diverse derivatives marketplace. Building on the heritage of CME, CBOT and NYMEX, CME Group serves the risk management needs of customers around the globe. As an international marketplace, CME Group brings buyers and sellers together on the CME Globex electronic trading platform and on trading floors in Chicago and New York. By acting as the buyer to every seller and the seller to every buyer, CME Clearing virtually eliminates counterparty credit risk. CME Clearing also offers financial safeguards to help mitigate systemic risk, providing the security and confidence market participants need to operate, invest and grow. CME Group offers the widest range of benchmark products available across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, energy, agricultural commodities, metals, and alternative investment products such as weather and real estate. CME Group is listed on NASDAQ under the symbol “CME.”

The Globe logo, CME, Chicago Mercantile Exchange, CME Group, Globex, E-mini and CME ClearPort are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade, Inc. are trademarks of the Board of Trade of the City of Chicago. NYMEX and New York Mercantile Exchange are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. All other trademarks are the property of their respective owners. Further information about CME Group (NASDAQ:CME) and its products can be found at www.cmegroup.com.

Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: our ability to realize the benefits and control the costs of our merger with NYMEX Holdings, Inc. and our ability to successfully integrate the businesses of CME Group and NYMEX Holdings, including the fact that such integration may be more difficult, time consuming or costly than expected and revenues following the merger may be lower than expected and expected cost savings from the merger may not be fully realized within the expected time frames or at all; increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development and implementation of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to continue to generate revenues from our processing services; our ability to maintain existing customers, develop strategic relationships and attract new customers; our ability to expand and offer our products in foreign jurisdictions; changes in domestic and foreign regulations; changes in government policy, including policies relating to common or directed clearing, changes as a result of a harmonization of the regulation of the Securities and Exchange Commission and the U.S. Commodity Futures Trading Commission, or changes relating to the recently enacted or proposed legislation relating to the current economic crisis; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to generate revenue from our market data that may be reduced or eliminated by the growth of electronic trading or declines in subscriptions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risks of clearing members; the ability of our compliance and risk management methods to effectively monitor and manage our risks; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange and commodities markets; economic, political and market conditions, including the recent volatility of the capital and credit markets and the impact of current economic conditions on the trading activity of our current and potential customers; our ability to accommodate increases in trading volume and order transaction traffic without failure or degradation of performance of our systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax on futures and options on futures transactions; the unfavorable resolution of material legal proceedings, the seasonality of the futures business; and changes in the regulation of our industry with respect to speculative trading in commodity interests and derivatives contracts. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the CME Group Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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09- xxx

CME Group Inc. and Subsidiaries

Consolidated Balance Sheets

(in millions)

	September 30, 2009	December 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$204.1	$297.9
Collateral from securities lending	—	426.9
Marketable securities, including pledged securities	93.7	310.1
Accounts receivable, net of allowance	264.0	234.0
Other current assets	119.6	189.1
Cash performance bonds and security deposits	6,824.8	17,653.5

Total current assets	7,506.2	19,111.5
Property, net of accumulated depreciation and amortization	726.9	707.2
Intangible assets - trading products	16,982.0	16,982.0
Intangible assets - other, net of accumulated amortization	3,277.1	3,369.4
Goodwill	7,549.3	7,519.2
Other assets	478.1	469.4

Total Assets	$36,519.6	$48,158.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$36.1	$71.0
Payable under securities lending agreements	—	456.8
Short-term debt	299.7	249.9
Other current liabilities	157.8	211.8
Cash performance bonds and security deposits	6,824.8	17,653.5

Total current liabilities	7,318.4	18,643.0
Long-term debt	2,239.3	2,966.1
Deferred tax liabilities	7,669.9	7,728.3
Other liabilities	161.7	132.7

Total Liabilities	17,389.3	29,470.1
Shareholders’ equity	19,130.3	18,688.6

Total Liabilities and Shareholders’ Equity	$36,519.6	$48,158.7

CME Group Inc. and Subsidiaries

Consolidated Statements of Income

(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues
Clearing and transaction fees	$540.6	$558.7	$1,605.2	$1,542.3
Quotation data fees	81.4	75.7	249.0	192.3
Processing services	0.1	17.9	0.3	53.9
Access and communication fees	11.4	10.9	34.5	32.2
Other	16.9	17.7	56.3	48.5

Total Revenues	650.4	680.9	1,945.3	1,869.2

Expenses
Compensation and benefits	87.3	84.5	262.0	231.4
Communications	11.5	11.5	35.5	39.1
Technology support services	11.3	11.9	34.7	47.0
Professional fees and outside services	17.9	17.0	61.9	47.8
Amortization of purchased intangibles	30.7	29.1	94.5	63.2
Depreciation and amortization	32.3	34.1	93.4	102.9
Occupancy and building operations	19.1	18.9	57.3	52.9
Licensing and other fee agreements	21.2	19.3	67.5	44.8
Restructuring	0.6	0.1	5.2	2.1
Other	17.1	33.8	46.7	73.7

Total Expenses	249.0	260.2	758.7	704.9

Operating Income	401.4	420.7	1,186.6	1,164.3

Non-Operating Income and Expense
Investment income	10.5	18.0	22.4	41.4
Impairment of long-term investment	(22.4)	—	(22.4)	—
Gains (losses) on derivative investments	—	7.4	—	(7.8)
Securities lending interest income	—	8.6	2.8	32.2
Securities lending interest and other costs	—	(28.9)	(0.1)	(48.2)
Interest and other borrowing costs	(32.1)	(17.9)	(103.2)	(21.6)
Guarantee of exercise right privileges	—	8.0	—	12.8
Equity in losses of unconsolidated subsidiaries	(1.6)	(20.0)	(4.5)	(27.9)
Other income (expense)	—	0.1	(0.4)	(8.4)

Total Non-Operating	(45.6)	(24.7)	(105.4)	(27.5)

Income Before Income Taxes	355.8	396.0	1,081.2	1,136.8

Income tax provision	(153.5)	(227.3)	(458.0)	(483.4)

Net Income	$202.3	$168.7	$623.2	$653.4

Earnings per Common Share:
Basic	$3.05	$2.82	$9.39	$11.66
Diluted	3.04	2.81	9.37	11.61

Weighted Average Number of Common Shares:
Basic	66,384	59,870	66,339	56,054
Diluted	66,573	60,086	66,514	56,302

CME Group Inc. and Subsidiaries

Pro Forma Non-GAAP Consolidated Statements of Income

(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues
Clearing and transaction fees	$540.6	$665.2	$1,605.2	$2,008.2
Quotation data fees	81.4	91.6	249.0	261.4
Processing services	0.1	0.6	0.3	1.6
Access and communication fees	11.4	11.1	34.5	33.0
Other	16.9	18.3	56.3	55.6

Total Revenues	650.4	786.8	1,945.3	2,359.8

Expenses
Compensation and benefits	84.5	93.4	257.9	277.5
Communications	11.5	12.1	35.5	42.3
Technology support services	11.3	13.1	34.7	52.6
Professional fees and outside services	16.4	18.4	56.2	56.2
Amortization of purchased intangibles	30.5	31.3	91.4	92.4
Depreciation and amortization	32.3	34.8	93.4	105.5
Occupancy and building operations	19.1	21.2	57.3	63.9
Licensing and other fee agreements	21.2	25.2	67.5	70.7
Other	16.8	22.3	45.5	66.3

Total Expenses	243.6	271.8	739.4	827.4

Operating Income	406.8	515.0	1,205.9	1,532.4

Non-Operating Income and Expense
Investment income	7.7	22.4	18.3	54.7
Gains (losses) on derivative investments	—	0.1	—	0.2
Securities lending interest income	—	10.5	2.8	46.7
Securities lending interest and other costs	—	(15.0)	(0.1)	(44.7)
Interest and other borrowing costs	(32.1)	(38.1)	(103.2)	(114.3)
Equity in losses of unconsolidated subsidiaries	(1.6)	(5.1)	(4.5)	(17.2)

Total Non-Operating	(26.0)	(25.2)	(86.7)	(74.6)

Income Before Income Taxes	380.8	489.8	1,119.2	1,457.8

Income tax provision	(157.8)	(212.0)	(459.3)	(613.7)

Net Income	$223.0	$277.8	$659.9	$844.1

Earnings per Diluted Common Share	$3.35	$4.13	$9.92	$12.59

Weighted Average Number of Diluted Common Shares(1)	66,573	67,325	66,514	67,062

Note: All pro forma results for CME Group assume the acquisition of NYMEX was completed as of the beginning of the period presented. See CME Group Inc. Reconciliation of GAAP to Pro Forma Non-GAAP Measures for detail on all of the adjustments made to reach the pro forma results.

(1)	Weighted average number of diluted common shares includes merger-related shares converted or issued for the entire period reported.

CME Group Inc. and Subsidiaries

Reconciliation of GAAP to Pro Forma Non-GAAP Measures

(in millions)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
GAAP Results
Revenues	$650.4	$680.9	$1,945.3	$1,869.2
Expenses	249.0	260.2	758.7	704.9

Operating income	401.4	420.7	1,186.6	1,164.3

Non-operating income and expense	(45.6)	(24.7)	(105.4)	(27.5)

Income before income taxes	355.8	396.0	1,081.2	1,136.8
Income tax provision	(153.5)	(227.3)	(458.0)	(483.4)

Net Income	$202.3	$168.7	$623.2	$653.4

Pro Forma Adjustments
Revenues:
NYMEX pre-merger revenue	$—	$124.3	$—	$544.0
Intercompany revenue elimination(1)	—	(10.7)	—	(45.7)
FXMarketSpace write down	—	(7.7)	—	(7.7)

Total Pro Forma Revenue Adjustment	—	105.9	—	490.6

Expenses:
NYMEX pre-merger expense	—	81.5	—	229.2
Intercompany expense elimination (1)	—	(10.8)	—	(45.8)
Deferred compensation gain/loss reclass(2)	(2.8)	2.9	(4.1)	4.5
Swapstream write down	(0.3)	(14.3)	(0.3)	(14.3)
Amortization of intangibles (3)	—	5.6	(2.8)	32.6
Depreciation adjustment from building life change (4)	—	1.0	—	4.0
Loss on sale of metals	—	(2.8)	—	(2.8)
FXMarketSpace write down	—	(2.6)	—	(2.6)
Other (5)	(2.3)	(48.9)	(12.1)	(82.3)

Total Pro Forma Expense Adjustment	(5.4)	11.6	(19.3)	122.5

Adjustment to operating income	5.4	94.3	19.3	368.1

Non-operating income and expense:
NYMEX premerger non-operating income	—	(0.3)	—	32.4
Interest on debt acquired for NYMEX deal	—	(19.3)	—	(88.6)
Deferred compensation gain/loss reclass(2)	(2.8)	2.9	(4.1)	4.5
Equity investment unusual gain/loss(6)	—	15.9	—	(14.7)
Securities lending writedown	—	15.7	—	15.7
ERP Guarantee (7)	—	(8.0)	—	(12.8)
BM&F Bovespa (8)	—	(7.4)	—	16.4
Green Exchange(9)	—	—	0.4	—
IMAREX impairment	22.4	—	22.4	—

Total Pro Forma Non-Operating Income and Expense Adjustment	19.6	(0.5)	18.7	(47.1)

Adjustment to income before income taxes	25.0	93.8	38.0	321.0
Adjustment to income tax provision	(4.3)	15.3	(1.3)	(130.3)

Adjustment to net income	$20.7	109.1	$36.7	$190.7

Pro Forma Non-GAAP Results
Revenues	$650.4	$786.8	$1,945.3	$2,359.8
Expenses	243.6	271.8	739.4	827.4

Operating income	406.8	515.0	1,205.9	1,532.4

Non-operating income and expense	(26.0)	(25.2)	(86.7)	(74.6)

Income before income taxes	380.8	489.8	1,119.2	1,457.8
Income tax provision(10)	(157.8)	(212.0)	(459.3)	(613.7)

Net Income	$223.0	$277.8	$659.9	$844.1

Notes:

(1)	Eliminate processing services provided prior to the NYMEX acquisition.
(2)	Remove gains and losses related to a deferred compensation plan that are recorded in compensation with a corresponding offset in investment income.
(3)	Add amortization of intangible assets recorded in purchase of NYMEX.
(4)	Adjust depreciation for changes in value and useful life of building acquired from NYMEX.
(5)	Reverse effect of restructuring, accelerated depreciation, integraton and legal expenses related to the merger with CBOT and the acquisition of NYMEX. Also removes other merger-related transaction costs that were expensed and transaction costs related to the acquisition of CMA.
(6)	Write-down of Optionable as well as a gain related to TSX Group.
(7)	Reverse impact of exercise right privilege guarantee.
(8)	Reverse derivative gains/losses and transaction costs related to the BM&F/Bovespa investment.
(9)	Reverse transaction costs related to the investment in Green Exchange.
(10)	Pro forma adjustments are tax effected at CME Group’s estimated statutory tax rate.

CME Group Inc.

Quarterly Operating Statistics

	3Q 2008	4Q 2008	1Q 2009	2Q 2009	3Q 2009
Trading Days	64	64	61	63	64

Quarterly Average Daily Volume (ADV)

CME Group ADV (Legacy CME, CBOT, NYMEX and COMEX combined, in thousands)

Product Line	3Q 2008	4Q 2008	1Q 2009	2Q 2009	3Q 2009
Interest rates	6,030	3,692	3,843	4,389	4,422
Equities	3,842	3,993	3,537	2,988	2,656
Foreign exchange	710	481	507	568	660
Energy (including ClearPort)	1,475	1,290	1,524	1,396	1,484
Commodities & alternative investments	822	691	685	818	708
Metals (including ClearPort)	265	184	215	190	201

Total	13,145	10,331	10,311	10,349	10,132

Venue
Open outcry	1,811	1,456	1,338	1,431	1,264
Electronic	10,686	8,272	8,223	8,266	8,267
Privately negotiated	203	168	164	173	147

Exchange-traded Total	12,700	9,895	9,726	9,871	9,679
CME ClearPort	445	436	586	478	453

Total	13,145	10,331	10,311	10,349	10,132

Average Rate Per Contract (RPC) CME Group RPC (Legacy CME, CBOT, NYMEX and COMEX combined)

Product Line	3Q 2008	4Q 2008	1Q 2009	2Q 2009	3Q 2009
Interest rates	$0.521	$0.569	$0.532	$0.525	$0.505
Equities	0.720	0.748	0.716	0.712	0.722
Foreign exchange	0.936	0.894	0.918	0.901	0.853
Energy (including ClearPort)	1.629	1.773	1.608	1.653	1.694
Commodities & alternative investments	1.154	1.154	1.108	1.130	1.199
Metals (including ClearPort)	1.762	1.879	1.858	1.808	1.849

Average RPC	$0.790	$0.866	$0.839	$0.823	$0.834

Venue
Exchange-traded	$0.743	$0.801	$0.777	$0.765	$0.765
CME ClearPort	2.139	2.352	1.874	2.031	2.304

Note: All CME Group volume and rate per contract data is based upon pro forma results, including the operations of CME Group and NYMEX as if they were combined for the entire period reported. All data excludes our non-traditional TRAKRS products, for which CME Group receives significantly lower clearing fees than other CME Group products. Additionally, all data excludes Swapstream and HuRLO products.

Note: Average daily volume and rate per contract figures for prior periods have been revised due to standardizing NYMEX reporting conventions to follow CME Group’s treatment of post-trade transactions such as exercises, assignments and deliveries.